UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 4, 2005

DISCOVER CARD MASTER TRUST I

(Exact name of registrant as specified in its charter)

Delaware	000-23108	51-0020270
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 323-7434

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DISCOVER CARD MASTER TRUST I
FORM 8-K
Current Report

Item 8.01	Other Events.

                        On April 4, 2005, Morgan Stanley issued a press release announcing that Morgan Stanley’s Board of Directors has authorized management to pursue a possible spin-off of Discover Financial Services. Discover Bank, as Master Servicer, Servicer and Seller to Discover Card Master Trust I, is a wholly owned indirect subsidiary of Morgan Stanley, a part of Morgan Stanley’s Discover Financial Services Division, and a part of the Credit Services segment of Morgan Stanley for SEC reporting purposes. A copy of the press release issued by Morgan Stanley is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

                        On April 5, 2005, Standard & Poor’s Rating Services lowered its counterparty credit ratings on Discover Bank to BBB-/A-3 from A+/A-1. Standard & Poor’s Rating Services also announced that the outlook on Discover Bank is stable. On April 7, 2005, as a result of the downgrade of its credit ratings, Discover Bank, as Master Servicer (and only current Servicer) to Discover Card Master Trust I, began depositing the Required Daily Deposits (as defined in the series supplement for each outstanding series) from the collections received by Discover Bank into a segregated trust account for the benefit of the certificateholders.

Item 9.01	Financial Statements and Exhibits.

c.	Exhibits

99.1	Press Release dated April 4, 2005 issued by Morgan Stanley.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER CARD MASTER TRUST I Registrant
By:	DISCOVER BANK
as Originator of the Trust

Date: April 8, 2005	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release Dated April 4, 2005 issued by Morgan Stanley